                                                                    Exhibit 4.23


                                THIRD AMENDMENT
                                      FOR
                              DEVELOPMENT CONTRACT
                            PSTN EXCELLENCE REGIONAL
                               JUNCTION DIVRE-II

                                    BETWEEN

                         PERUSAHAAN PERSEROAN (PERSERO)
                       PT TELEKOMUNIKASI INDONESIA, TBK.

                                      AND

                         CONSORTIUM OLEX-LUCENT-BRIMBUN

                         NO. PKS.121/HK.820/PEM-00/2002

                            DATED DECEMBER 20, 2002

                                 THIRD AMENDMENT
                                       FOR
                              DEVELOPMENT CONTRACT
                            PSTN EXCELLENCE REGIONAL
                                JUNCTION DIVRE-II
                                     BETWEEN
                         PERUSAHAAN PERSEROAN (PERSERO)
                       PT. TELEKOMUNIKASI INDONESIA, TBK.
                                       AND
                         CONSORTIUM OLEX-LUCENT-BRIMBUN

                       NUMBER: PKS.121/HK.820/PEM-00/2002

On this TWENTIETH day of DECEMBER year TWO THOUSAND TWO placed at Jakarta, between the parties :

I. PERUSAHAAN PERSEROAN (PERSERO) PT. TELEKOMUNIKASI INDONESIA, Tbk., telecommunications services and network provider established and incorporated under the law of the Repbulic of Indonesia having its registered office at Jalan Japati Number 1 Bandung 40133, based on the Power of Attorney of President Director Number : K.TEL 107/HK510/UTA-00/02 dated 15 August 2002 in this Amendment duly represented by TRI DJATMIKO, in his capacity AS HEAD OF DEVELOPMENT DIVISION, hereinafter referred to as TELKOM.

II. CONSORTIUM OLEX - LUCENT - BRIMBUN, a consortium formed by Notaries Deed No. 9 dated 14th December 2001, in front of Notary Benny Djaja, SH, SE, MM., having its address at Wisma Bisnis Indonesia 15th Floor, Jl. Lerjen S. Parman Kav. 12, Jakarta-11480 whereas in this legal act to be represented by FADJAR TJOANDA, as President Director of PT. Olex Cables Indonesia,

         CONSORTIUM OLEX - LUCENT - BRIMBUN consist of:

         PT. OLEX CABLES INDONESIA, having its address at Wisma Bisnis Indonesia 15th Floor, Jakarta, as CONSORTIUM LEADER, hereinafter referred to as OLEX.

         PT LUCENT TECHNOLOGIES INDONESIA, having its address at Tifa Building 3th Floor, Jakarta, as CONSORTIUM MEMBER, hereinafter referred to as LUCENT.

         PT. BRIMBUN RAYA INDAH, having its address at Jakarta Barat, as CONSORTIUM MEMBER, hereinafter referred to as BRIMBUN.

         hereinafter all together in this Amendment referred to as PARTNER.

By first taking into consideration of the following matters:

a. whereas, TELKOM and PARTNER has been bound each other in Development Contract PSTN Excellence Regional Junction DIVRE II Number:
         PKS.14/HK.810/UTA-00/2002 dated 8 February 2002, hereinafter referred to as "MAIN CONTRACT";

         b. whereas, TELKOM and PARTNER has changed some articles in the Main Contract as described in First Amendment for Development Contract PSTN Excellence Regional Junction Divre-II Number :
                  PKS. l55/HK.820/UTA-00/2002 dated 22 August 2002, hereinafter referred to as "FIRST AMENDMENT";

         c. whereas, TELKOM and PARTNER has changed some articles in the Main Contract and First Amendment as described in Second Amendment for Development Contract PSTN Excellence Regional Junction Divre-II Number: PKS. l92/HK.820/UTA-00/2002 dated 25 October 2002, hereinafter referred to as "SECOND AMENDMENT";

         d. whereas, in the implementation of it and in order to optimize the Project, some additions and reductions of works are avoidable as have been depicted in the Minute of Meeting of ATTACHMENT III AND ATTACHMENT IV.

After having taken into consideration the above matters, TELKOM and PARTNER have agreed to amend the provisions stipulated in the Main Contract, First Amendment, and Second Amendment in accordance with the following terms and conditions:

                                    ARTICLE 1
                                  SCOPE OF WORK

To Amend letter a sub Article ( 2 ) Article 1 (Scope of Work) of the second Amendment become the following condition:

a. Implementation of PSTN Excellence Junction DIVRE-II in accordance with the result of survey, design and Design Review Meeting (DRM) as specified in ATTACHMENT I of this Amendment, which in principal, consists of development of System RINGs and other work:

         1)       RING   X,
         2)       RING   Y,
         3)       RING   1,
         4)       RING   2,
         5)       RING   3,
         6)       RTN6   4,
         7)       RING   5,
         8)       RING   6,
         9)       RING   7,
         10)      RING   8,
         11)      RING   9,
         12)      RING  10,
         13)      RING  11
         14)      RING  12
         15)      RING  13
         16)      RING  14
         17)      RING  15
         18)      Network Management Systems (NMS)
         19)      Spare
         20)      Training DXC
         21)      Training SDH
         22)      Supporting Facilities

                                    ARTICLE 2
                                 CONTRACT AMOUNT

To amend sub-article (1) and (2) Article 2 (Contract Amount) of the Second Amendment become as follows;

(1) Value of WORK for this Amendment is amounting USD$26,244,788.53 (TWENTY SIX MILLION TWO HUNDRED FORTY FOUR THOUSAND SEVEN HUNDRED EIGHTY EIGHT US DOLLAR AND FIFTY THREE CENTS) AND RP. 110,281,732,400 (ONE HUNDRED TEN BILLION TWO HUNDRED EIGHTY ONE MILLION SEVEN HUNDRED THIRTY TWO THOUSAND FOUR HUNDRED RUPIAH) EXCLUDING 10% VAT consists of:

                                 US D                  IDR                   US D               IDR
                               SEBELUM              SEBELUM PPn             SESUDAH          SESUDAH PPn
NO      (SCOPE OF WORK)        PPn 10%                  10%                 PPn 10%             10%
-----------------------------------------------------------------------------------------------------------
1    Ring X                  8,163,779.07        21,841,279,800.00        8,980,156.98    24,025,407,760.00
2    Ring Y                  4,327,516.66        19,312,515,100.00        4,760,268.54    21,243,766,610.00
3    Ring 1                  2,704,036.26        16,447,514,600.00        2,974,439.89    18,092,266,060.00
4    Ring 2                  1,134,022.00         2,330,941,700.00        1,247,424.20     2,564,035,870.00
5    Ring 3                  1,105,277.00         2,406,408,500.00        1,215,804.70     2,647,049,350.00
6    Ring 4                  1,755,768.00         3,119,467,500.00        1,931,344.80     3,431,414,250.00
7    Ring 5                  1,439,308.62        13,935,903,500.00        1,583,239.49    15,329,493,850.00
8    Ring 6                    290,477.00         1,045,649,800.00          319,524.70     1,150,214,780.00
9    Ring 7                    452,546.00         2,379,013,500.00          497,000.60     2,616,914,850.00
10   Ring 8                     51,122.86         1,003,281,100.00           56,235.15     1,103,609,210.00
11   Ring 9                    286,296.00         1,009,257,500.00          314,925.60     1,110,183,250.00
12   Ring 10                   242,580.42         1,630,089,300.00          266,838.46     1,793,098,230.00
13   Ring 11                   526,171.29         1,448,933,100.00          578,788.42     1,593,826,410.00
14   Ring 12                   345,060.11         1,946,302,900.00          379,566.12     2,140,933,190.00
15   Ring 13                   264,170.24         1,528,089,700.00          290,587.27     1,680,898,670.00
16   Ring 14                   500,096.63         5,897,287,300.00          550,106.29     6,487,016,030.00
17   Ring 15                   760,960.16         7,766,009,900.00          837,056.17     8,542,610,890.00
18   NMS                     1,364,093.00         4,602,492,100.00        1,500,502.30     5,062,741,310.00
19   Spare                     413,113.00            55,459,600.00          454,424.30        61,005,560.00
20   Supporting Facilities              -           263,835,900.00                   -       290,219,490.00
21   Training SDH              118,394.00                        -          130,233.40                    -
22   Training DXC                       -           312,000,000.00                   -       343,200,000.00
                            -------------       ------------------       -------------   ------------------
     TOTAL PROYEK           26,244,788.53       110,281,732,400.00       28,869,267.38   121,309,905,640.00
                            -------------       ------------------       -------------   ------------------

(2) Value of the WORK for this Amendment is as specified in detailed in Attachment I of this Amendment.

                                   ARTICLE 3
                         CONTRACT IMPLEMENTATION PERIOD

         To amend sub-article (1) of Article 3 (Contract Implementation Period) of the Second Amendment, becomes as follows:

(1) TELKOM and PARTNER agree to implement the WORK under Article 1(Scope of Work) of this Amendment, which finalization of the Work as summarized below:

 No          Scope of Work                                 Finish
-----------------------------------------------------------------------
 1        Ring X                                     27 December 2002
 2        Ring Y                                       26 March 2003
 3        Ring 1                                       27 June 2003
 4        Ring 2                                      22 August 2003
 5        Ring 3                                      22 August 2003
 6        Ring 4                                      7 November 2003
 7        Ring 5                                       18 July 2003
 8        Ring 6                                     19 December 2003
 9        Ring 7                                      9 January 2004
10        Ring 8                                     14 November 2003
11        Ring 9                                     20 February 2004
12        Ring 10                                    20 February 2004
13        Ring 11                                    20 February 2004
14        Ring 12                                      12 March 2004
15        Ring 13                                      19 March 2004
16        Ring 14                                      19 March 2004
17        Ring 15                                       19 March 2004
18        NMS                                          31 March 2003
19        Spare                                        26 March 2004
20        Supporting Facilities                      30 November 2002
21        Training SDH                                 25 July 2003
22        Training DXC                               05 February 2003

                                   ARTICLE 4
                                    PAYMENT

To amend sub-article (4) latest sentence of Article 9 (Payment) of the Second Amendment, become as follows:

In accordence with the payment amount belongs to the right of the names above, where the bank transfer fee shall be imposed to the names above by auto deduction from the paid amount as specified in Attachment I and Attachment VI of this Amendment.

                                    ARTICLE 5
                           QUALITY ASSURANCE GUARANTEE

To amend sub-article (1) Article 12 (Quality Assurance Guarantee) or the second Amendment, become the following condition :

(1) PARTNER is responsible to submit Maintenance Guarantee Bond to TELKOM cq. GM DIVPEM AREA II Jakarta issued by an Indonesian State Owned Bank or a reputable International Bank amounting 5 % (five percent) of Contract Amount excluded VAT 10 % of the Work of the RING, Network Management System (NMS) or Supporting Facilities which has been completed totally as discribed in Article 2 of this Amendment and having validity for 1 (one) year after signing date or Provisional Acceptance Certificate (PAC).

                                    ARTICLE 6
                                   ATTACHMENT

All attachment as follows shall be an unity that could not be separated of this Amendment, consist of :

Attachment I:
         BoQ and Price Table of DRM

Attachment II:
         Telkom's approval letter

Attachment III :
         Minutes OF Meetings and Clarification of Supporting Facilities

Attachment IV:
         Clarifications of Addition and Reduction of Work

Attachment V:
         Telkom's approval on Extention Implementation for Supporting Facilities and Training DXC/LC

Attachment VI :
         Disbursement Plan

                                    ARTICLE 7
                                     OTHERS

(1) This Amendment shall become effective as of the date after signing by both parties.

(2) Articles and / or Attachments of the Main Contract, first Amendment and Second Amendment which are not emended by this Amendment, shall remain prevail and legally binding to both parties.

(3) Copy from this Original Amendment was made in 25 (twenty five) copies by PARTNER on PARTNER's own cost for the purpose of supervision of Implementation and others.

In witness whereof, both parties have agreed to sign this Amendment as the Third Amendment.

Signed by, for and on behalf of:

PT. TELEKOMUNIKASI INDONESIA, Tbk,                     KONSORSIUM
                                                  OLEX-LUCENT-BRIMBUN,
        /s/ Tri Djatmiko
        ----------------                                [STAMP]

          TRI DJATMIKO                             /s/ Fadjar Tjoanda
    ------------------------                       ------------------
    KEPAL DIVISI PEMBANGUNAN
                                                     FADJAR TJOANDA
                                                   -------------------
                                                   PIMPINAN KONSORSIUM

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